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                                                                    EXHIBIT 23.1

                                    CONSENT

    We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 16, 2001 (except for the third and seventh paragraphs of Note 15, as to which the date is March 30, 2001) in the Registration Statement (Form S-1) and related Prospectus of Omega Healthcare Investors, Inc. for the registration of up to 9,400,000 shares of its common stock.

                                                 /s/ Ernst & Young LLP

Chicago, Illinois
November 2, 2001